                                                                 EXHIBIT (r)(i)


                                 CODE OF ETHICS

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


I.    STATEMENT OF GENERAL PRINCIPLES.............................................................................1

II.   DEFINITIONS.................................................................................................2

III.  GOVERNING LAWS, REGULATIONS AND PROCEDURES..................................................................8

IV.   CONFIDENTIALITY OF TRANSACTIONS.............................................................................8

V.    ETHICAL STANDARDS...........................................................................................9

   A.    INVESTMENT ACTIVITIES RELATED TO THE ING FUNDS OR MANAGED ACCOUNTS.......................................9
   B.    CONFLICTS................................................................................................9
   C.    OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS..........................................................10
   D.    SELECTION OF BROKER-DEALERS.............................................................................10
   E.    SUPERVISORY RESPONSIBILITY..............................................................................10
   F.    ACCOUNTABILITY..........................................................................................10

VI.      EXEMPTED TRANSACTIONS...................................................................................11

VII.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES...........................................................12

   A.    GENERAL.................................................................................................12
   B.    RESTRICTIONS ON PURCHASE OF LIMITED OFFERINGS...........................................................12
   C.    PRE-CLEARANCE...........................................................................................12
   D.    RESTRICTIONS ON PURCHASE OF INITIAL PUBLIC OFFERINGS....................................................13
   E.    BLACKOUT PERIODS........................................................................................13
   F.    BAN ON SHORT-TERM TRADING PROFITS.......................................................................14
   G.    GIFTS...................................................................................................14
   H.    SERVICES AS A DIRECTOR..................................................................................14
   I.    NAKED OPTIONS...........................................................................................14
   J.    SHORT SALES.............................................................................................14
   K.    PERMITTED EXCEPTION.....................................................................................14

VIII.    COMPLIANCE PROCEDURES...................................................................................15

   A.    DISCLOSURE OF PERSONAL HOLDINGS.........................................................................15
   B.    DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS..........................................15
   C.    QUARTERLY REPORTING.....................................................................................16
      1)    DISINTERESTED DIRECTORS..............................................................................16
      2)    ALL DIRECTORS (BOTH DISINTERESTED AND INTERESTED)....................................................16
      3)    ACCESS PERSONS.......................................................................................16
      4)    EXCLUSIONS...........................................................................................17
   D.    CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS.........................................................17

IX.      TRANSACTIONS IN ING FUND SHARES.........................................................................18

   A.    APPLICABILITY OF ARTICLE IX.............................................................................18
   B.    COMPLIANCE WITH PROSPECTUS..............................................................................18
   C.    DISINTERESTED DIRECTORS /TRUSTEES/CONSULTANTS...........................................................18
   D.    ALL TRANSACTIONS REQUIRED TO BE THROUGH AN APPROVED PLAN OR CONTRACT....................................18
   E.    30-DAY HOLDING PERIOD FOR ING FUND SHARES...............................................................19
   F.    PRE-CLEARANCE OF TRANSACTIONS IN ING FUND SHARES........................................................19
   G.    REPORTING OF TRANSACTIONS IN ING FUND SHARES............................................................20
   H.    REPORTING OF HOLDINGS AND TRANSACTIONS IN SHARES OF FUNDS MANAGED BY AFFILIATED ADVISERS................20
   I.    QUESTIONS TO ING INVESTMENTS COMPLIANCE DIRECTOR........................................................21
   J.    REVIEW BY ING INVESTMENTS COMPLIANCE  DIRECTOR..........................................................21
   K.    MINIMUM SANCTIONS.......................................................................................21

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


X.    SANCTIONS..................................................................................................21

   A.    GENERALLY...............................................................................................21
   B.    PROCEDURES..............................................................................................21

XI.      MISCELLANEOUS PROVISIONS................................................................................22

   A.    RECORDS.................................................................................................22
   B.    CONFIDENTIALITY.........................................................................................23
   C.    INTERPRETATION OF PROVISIONS............................................................................23
   D.    EFFECT OF VIOLATION OF THIS CODE........................................................................23

XII.     EXHIBITS.................................................................................................1

EXHIBIT A.........................................................................................................1

      PROCEDURES TO CONTROL THE FLOW AND USE OF MATERIAL NON-PUBLIC INFORMATION IN CONNECTION WITH
      SECURITIES ACTIVITIES.......................................................................................1

EXHIBIT B.........................................................................................................3

      DESIGNATED PERSONS OF ING INVESTMENTS ABLE TO PROVIDE PRE-CLEARANCE.........................................3

EXHIBIT C-1.......................................................................................................4

      SAMPLE LETTER TO BROKERAGE FIRM.............................................................................4

EXHIBIT C-2.......................................................................................................5

      SAMPLE LETTER TO BROKERAGE FIRM.............................................................................5

EXHIBIT D.........................................................................................................6

      ANNUAL CERTIFICATION BY ALL COVERED PERSONS AND DIRECTORS...................................................6

EXHIBIT E.........................................................................................................7

      CERTIFICATION REGARDING EXEMPTION FROM CERTAIN REPORTING REQUIREMENTS OF THE CODE OF ETHICS.................7

EXHIBIT F.........................................................................................................9

      INITIAL CERTIFICATION OF CODE OF ETHICS COMPLIANCE..........................................................9

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


I.   STATEMENT OF GENERAL PRINCIPLES

Each of (i) the ING Funds (as defined in Section II and this Code, and which includes ING Partners, Inc. ("IPI Fund")), (ii) ING Life Insurance and Annuity Company ("ILIAC"), a registered investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), which serves as the investment adviser for the IPI Fund, (iii) ING Financial Advisers ("IFA"), a registered broker-dealer under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), which serves as the principal underwriter for the IPI Fund, (iv) ING Investments, LLC ("ING Investments"), a registered investment adviser under the Advisers Act, which serves as the investment adviser for the ING Funds other than the IPI Fund, and (v) ING Funds Distributor, LLC. ("IFD"), a registered broker-dealer under the Exchange Act, which serves as the principal underwriter for the ING Funds other than the IPI Fund (hereinafter, ILIAC, ING Investments, IFA and IFD, are collectively referred to as "Fund Affiliates") hereby adopt this Code of Ethics (hereinafter, "Code"), pursuant to Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act") and Rule 17j-1 promulgated thereunder by the Securities and Exchange Commission ("SEC") and Rule 204A-1 under the Advisers Act.

In general, Rule 204A-1 requires all registered investment advisers to establish a written code of ethics. The code must include, among other things, a standard of business conduct that reflects the adviser's fiduciary obligations as well as provisions requiring the adviser's Supervised Persons to comply with applicable Federal Securities Laws. Rule 17j-1 imposes an obligation on registered investment companies, investment advisers and principal underwriters to adopt written codes of ethics covering the securities activities of certain directors, trustees, officers, Access Persons and Employees. This Code is designed to ensure that: (i) Access Persons and Employees do not use information concerning clients' portfolio securities activities for their personal benefit or to the detriment of such clients and (ii) Access Persons and Employees of the ING Funds and the Fund Affiliates do not engage in improper trading of shares of the ING Funds or of other funds for which an Affiliated Adviser serves as adviser or sub-adviser. A sub-adviser of any ING Fund (and the sub-adviser's Access
Persons and Employees) shall be subject to this Code unless the board of directors/trustees of that ING Fund (each a "Board") has approved a separate code of ethics for that sub-adviser (a "Sub-Adviser Code"). In that case, such sub-adviser and all Access Persons of such ING Fund that are officers, directors or Employees of such sub-adviser shall be subject to the terms of the relevant Sub-Adviser's Code in lieu of the terms of this Code. In reviewing and approving a Sub-Adviser Code, a Board shall, in addition to making the findings required by Rule 17j-1, consider whether the Sub-Adviser Code has provisions reasonably designed to detect and deter improper trading by the Sub-Adviser's Employees in shares of the portfolio of the relevant ING Fund(s). It is not the intention of this Code to prohibit personal securities activities by Access Persons and Employees, but rather to prescribe rules designed to prevent actual and apparent conflicts of interest. While it is not possible to define and prescribe all-inclusive rules addressing all possible situations in which conflicts may arise, this Code sets forth the policies of the ING Funds and Fund Affiliates regarding conduct in those situations in which conflicts are most likely to develop.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

RULE 17j-1(b)(1)-(4)  SPECIFICALLY STATES:

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2. To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

In discharging his or her obligations under the Code, every Supervised Person, Access Person and Employee should adhere to the following general fiduciary principles governing personal investment activities:

     1. Every Supervised Person, Access Person or Employee shall at all times scrupulously place the interests of the Funds' shareholders and advisory clients ahead of his or her own interests with respect to any decision relating to personal investments.

     2. No Supervised Person, Access Person or Employee shall take inappropriate advantage of his or her position with a Fund, or with the Fund Affiliates as the case may be, by using knowledge of any Fund's or Managed Account's transactions to his or her personal profit or advantage.

     3. Every Supervised Person, Access Person and Employee shall at all times conform to the "Policies and Procedures to Control the Flow and Use of Material Non-Public Information In Connection With Securities Activities", a copy of which is attached and is incorporated by reference into this Code.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Supervised Persons, Access Persons or Employees from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

II.  DEFINITIONS

This Code defines directors, officers and Employees of the ING Funds and Fund Affiliates into several categories, and imposes varying requirements by category appropriate to the sensitivity of the positions included in the category. As used herein and unless otherwise indicated, the following terms shall have the meanings set forth below.

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Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and
January 3, 2006


     "ACCESS PERSONS":  includes:

     (i)    any Advisory Person of the ING Funds or the Advisers;

     (ii) all of the directors, trustees, officers and general partners of ING Investments or the ING Funds are presumed to be Access, unless otherwise determined by the Compliance Director,

     (iii)  any of the Advisers' Supervised Persons (as defined below):

            a. who has access to nonpublic information regarding any clients'
               purchase or sale of securities, or non-public information regarding the portfolio holdings of any fund advised by the Advisers or any Affiliated Adviser, or

            b. who is involved in making securities recommendations to clients, or who has access to such recommendations that are non-public;
               and

     (iv) any director or officer of IFD or IFA who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Securities by the ING Funds or Managed Accounts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Funds or Managed Accounts regarding the purchase or sale of Securities.

     This definition includes, but is not limited to, the following individuals:
     Portfolio Managers, Investment Personnel, certain Employees in Operations, all Employees in Marketing, the Finance department, Information Systems, Accounting/Compliance Department, Legal Counsel, Legal Administration and Executive Management and their support staff members, as such individuals are defined by the Company's Human Resource Department.

     "ADVISERS": ING Investments, ILIAC and any sub-advisers subject to this Code.

     "ADVISORY PERSON": includes any director, trustee, officer, general partner, or Employee of the ING Funds or the Advisers (or of any company in a Control relationship to the Fund or the Advisers) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of Securities by the Funds or Managed Accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales. This term also includes any natural persons in a Control relationship with the Fund or investment adviser who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Securities. This definition also includes Shared Employees.

     "AFFILIATED ADVISERS": means any adviser who is an affiliated person, as defined under section 2(a)(3) of the 1940 Act, with ING Investments or ILIAC. A list of current ING Affiliated Advisers may be found at P:/Everyone/Compliance/Affiliated Advisers.

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Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and
January 3, 2006

     "AUTOMATIC DISGORGEMENT": where a violation results from a transaction which can be reversed prior to settlement such transaction should be reversed, with the cost of the reversal being borne by the Covered Person; or if reversal is impractical or impossible, then any profit realized on such short-term investment, net of brokerage commissions but before tax effect, shall be disgorged to the appropriate ING Fund or Managed Account, or if no ING Fund or Managed Account is involved then to a charity designated by the relevant Advisers. Exceptions may be granted on a case by case basis by the Compliance Director when no abuse is involved and the equities of the situation strongly support an exception.

     "AUTOMATIC INVESTMENT PLAN": means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     "BEING CONSIDERED FOR PURCHASE OR SALE": means, with respect to any Security, that a recommendation to purchase or sell such Security has been made and communicated or, with respect to the person making the recommendation, such person seriously considers making such recommendation.

     "BENEFICIAL OWNERSHIP": generally has the same meaning as under Section 16 of the Exchange Act and Rule 16a-1(a)(2) under the Act, as having or sharing, directly or indirectly, through any contract arrangement, understanding, legal, marital or co-habitation relationship, or otherwise, a direct or indirect "pecuniary interest" in the security.

     i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in securities.

     ii) "Indirect pecuniary interest" includes, but is not limited to: (a) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (b) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (c) a person's interest in securities held by a trust; (d) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (e) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

     iii) A person's Beneficial Ownership interest ordinarily extends to securities held in the name or for the benefit of (a) a spouse, minor children, or significant other, (b) another relative resident in the Covered Person's home, or (c) an unrelated person in circumstances that suggest a sharing of financial interests, such as when the Covered Person makes a significant contribution to the financial support of the unrelated person (or vice versa) or they share in the profits of each other's securities transactions. "Significant others" are two people who share the same primary residence, share living expenses, and are in a committed

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


          relationship in which they intend to remain indefinitely. For interpretive purposes, a person who resides with the Covered Person and is referred to as the "boyfriend" or "girlfriend" of the Covered Person would be presumed to be a significant other, while a person referred to as the Covered Person's "roommate" would not, absent a demonstration to the contrary. Any questions about whether a particular person is covered in the definition of Beneficial Ownership should be directed to the Compliance Director.

     IMPORTANT NOTE: Covered Persons are reminded that all information about the ING Funds' research on companies or their securities prepared by the Advisers or Fund Affiliates which they acquire in their capacity as Employees or Access Persons is proprietary and confidential to the Funds and the Fund affiliates, and communication of this information to friends, family, or any other individual is strictly prohibited, regardless of any determination of Beneficial Ownership under this provision.

     "CONTROL": shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Under Section 2(a)(9), "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     Section 2(a)(9) includes a rebuttable presumption that a person who owns beneficially, either directly or through one or more Controlled companies, more than 25% of the voting securities of a company Controls that company and any person who does not so own more than 25% of the company's voting securities does not Control the company. Natural persons are presumed not to be Controlled persons.

     "COVERED PERSON": means any person subject to the Code, which includes those persons defined as an Access Person or Employee and their Related Persons. This does not include Employees of ILIAC who are not Access Persons as defined above.

     "DESIGNATED PERSON": means the relevant entity's Chief Compliance Officer ("CCO") or a member of the CCO's staff (or other appropriate individual) appointed as such.

     "DISINTERESTED DIRECTOR": means a director/trustee of the ING Funds who is not an "interested person" of the ING Funds within the meaning of Section 2(a)(19) of the 1940 Act.

     "EMPLOYEE": means any employee of the ING Funds or a Fund Affiliate as defined in the first paragraph of Article I - Statement of General Purpose, including any Supervised Persons of the Advisers. However, notwithstanding the foregoing, the term Employee (for purposes of this Code) shall not include any employee of ILIAC who (i) is not involved, directly or indirectly, with ILIAC's investment advisory activities and (ii) does not have access to non-public information about such activities.

     "FEDERAL SECURITIES LAWS": means (i) the Securities Act of 1933, as amended; (ii) the Securities Exchange Act of 1934, as amended; (iii) the Sarbanes-Oxley Act of 2002; (iv) the Investment Company Act of 1940, as amended, (v) the Investment Advisers Act of 1940, as amended; (vi) title V of the Gramm-Leach-Bliley Act; (vii) any rules adopted by the SEC

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     under the foregoing statutes; (viii) the Bank Secrecy Act, as it applies to funds and investment advisers; and (ix) any rules adopted under relevant provisions of the Bank Secrecy Act by the SEC or the Department of the Treasury.

     "FUND AFFILIATES": means ILIAC, ING Investments, IFA and IFD.

     "ING FUNDS": means investment companies registered under the 1940 Act for which ING Investments, ILIAC or Directed Services, Inc. serve as the investment adviser (not including service only in the capacity of sub-adviser). It encompasses both the ING retail funds and the variable portfolios.

     "ING INSURANCE COMPANY": means any US domiciled insurance company that is part of the business unit known as ING USFS.

     "INVESTMENT PERSONNEL": includes any Advisory Person who makes, participates in or obtains information concerning recommendations regarding the purchase or sale of Securities by the ING Funds or Managed Accounts or any natural person in a Control relationship to the ING Fund or Advisers who obtains information regarding the purchase or sale of Securities by the ING Funds or Managed Accounts and includes the following individuals: all Portfolio Managers of the ING Funds and Managed Accounts, the Portfolio support staff and traders who provide information and advice to any such Portfolio Managers or who assist in the execution of such Portfolio Managers' decisions and all Finance Department staff of the Advisers.

     "MANAGED ACCOUNTS": means any account advised by ING Investments or ILIAC other than a registered investment company.

     "PERSONAL SECURITIES HOLDINGS" or "PERSONAL SECURITIES TRANSACTIONS": means, with respect to any person, any Security Beneficially Owned, or any Security purchased or otherwise acquired, or sold or otherwise disposed of by such person, including any Security in which such person has, or by reason of such transaction acquires or disposes of, any direct or indirect Beneficial Ownership in such Security, and any account over which such person has discretion; provided, however, that such terms shall not include any holding or transaction in a Security held in or effectuated for an account over which such person does not have any direct or indirect influence and has certified these facts to the Compliance Director, in a manner satisfactory to the Compliance Director, and updates this certification annually and as long as all holdings and transactions in the account are reported in accordance with the provisions of Article VII.A. (Disclosure of Personal Holdings) and Article VIII.B (Duplicate Trade Confirmation Statements and Account Statements). Personal Securities Transactions shall include all Securities or commodity interests regardless of the dollar amount of the transaction or whether the sale is in response to a tender offer.

     "PORTFOLIO MANAGER": means any Employee of an ING Fund or the Advisers who is entrusted with the direct responsibility and authority to make investment decisions affecting an ING Fund or Managed Account, and who, therefore, may be best informed about such ING Fund's or Managed Account's investment plans and interests.

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Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and
January 3, 2006


     "RELATED PERSONS": persons in whose holdings or transactions an Access Person or Employee has a Beneficial Ownership interest.

     "SECURITY": includes any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency. Securities also includes shares of closed-end investment companies, various derivative instruments such as ELKs(TM), LEAPs(TM) and PERCs(TM), exchange traded funds such as SPDR's(TM), CUBE's(TM), WEB's(TM), HOLDR's(TM), iShare's(TM), Viper's(TM) and Diamonds(TM), limited partnership inTerests and private placement common or preferred stocks or debt instruments. Commodity interests, which includes futures contracts, and options on futures, or any other type of commodity interest which trades on any exchange, shall also be included in this Code's definition of Security. Commodity interests in agricultural or industrial commodities, such as agricultural products or precious metals, are not covered under this Code. Security includes any certificate or interest, participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase, any of the foregoing.

     Security does not include shares of U.S. registered open-end investment companies that are not managed by an Affiliated Adviser, direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit and time deposits, commercial paper and high quality short-term debt instruments including repurchase agreements, shares issued by money market funds (including those which are managed by an Affiliated Adviser), and such other money market instruments as designated by the board of directors/trustees of such Fund, and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are managed by an Affiliated Adviser.

     "SECURITY HELD OR TO BE ACQUIRED" by an ING Fund or for a Managed Account means:

          1.   any Security which, within the most recent fifteen (15) days,

               i.  is or has been held by such ING Fund or Managed Account, or

               ii. is being or has been considered by such ING Fund or Managed Account for purchase for such ING Fund or Managed Account

          2. any option to purchase or sell, and any security convertible into or exchangeable for a Security described in paragraph (A) above.

     "SHARED EMPLOYEE": means any Employee who is an Employee of a Fund Affiliate and is also an Employee of another ING Funds' sub-adviser, by virtue of a Shared Employee arrangement or other writing and is subject to a Sub-Adviser Code approved by the Board of the relevant ING Funds.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


     "SUPERVISED PERSONS": means any partner, officer, director (or other person occupying a similar status or performing similar functions), or Employee of the Adviser, or other person who provides investment advice on behalf of the Adviser and is subject to the supervision and Control of the Adviser. However, notwithstanding the foregoing, the term Supervised Person (for purposes of this Code) shall not include any supervised person, as that term is defined by Section 202(a)(25) of the Advisers Act, of ILIAC who (i) is not involved, directly or indirectly, with ILIAC's investment advisory activities and (ii) does not have access to non-public information about such activities.

III. GOVERNING LAWS, REGULATIONS AND PROCEDURES

All Employees shall have and maintain reasonable and appropriate knowledge of and shall comply strictly with the Federal Securities Laws and any other applicable federal and state laws, and rules and regulations of any governmental agency or self-regulatory organization governing his or her activities such as discussed in the policies and procedures manuals of ING Investments, ING Fund Distributor, ILIAC or IFA.

Every Employee will be given a copy of the Code of Ethics at the time of his or her employment and is required to submit a statement, at least annually, that he or she has reviewed the Code and is familiar with its content.

Each Employee shall comply with all laws and regulations relating to the use of material non-public information. Trading on "inside information" of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited. All Employees shall comply strictly with procedures established by the ING Funds and the Advisers to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. Employees shall not knowingly participate in, assist, or condone any acts in violation of any statute or regulation governing securities matters or any act in violation of any provision of this Code or any rules adopted thereunder.

Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to his or her Control with a view to preventing any violation by such of the provisions of the Code.

Any Employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of the Code of Ethics have occurred shall report such evidence to the Compliance Director or a Designated Person or the Board of each ING Fund.

Employees must inform the Compliance Director if they ever become the subject of external investigations.

IV.  CONFIDENTIALITY OF TRANSACTIONS

All information relating to any ING Fund or Managed Account portfolio or pertaining to any studies or research activity is confidential until publicly available. Whenever statistical

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

information or research is supplied to or requested by the ING Funds or Managed Accounts, such information must not be disclosed to any persons other than persons designated by the Designated Person or the Board of the ING Fund or the Advisers. If an ING Fund or Managed Account is considering a particular purchase or sale of a Security, this must not be disclosed except to such duly authorized persons.

Any Employee authorized to place orders for the purchase or sale of Securities on behalf of an ING Fund or Managed Account shall take all steps reasonably necessary to provide that all brokerage orders for the purchase and sale of Securities for the account of the ING Fund or Managed Account, will be so executed as to ensure that the nature of the transactions shall be kept confidential until the information is reported to the SEC or each ING Fund's shareholders or the holders of the Managed Account in the normal course of business.

If any Employee or Access Person should obtain information concerning the ING Fund's or Managed Account's portfolio (including consideration of acquiring or recommending any Security for such portfolios), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the ING Fund or Managed Accounts to do so or such person is specifically authorized to do so by the Designated Person of the Fund or Managed Accounts. No Access Person or Employee shall disclose any non-public information relating to a client's portfolio or transactions or to the investment research or recommendations of the Advisers, nor shall any Access Person or Employee disclose any non-public information relating to the business or operations of the ING Funds, Fund Affiliates or Managed Accounts unless properly authorized to do so.

V.   ETHICAL STANDARDS

     A.   INVESTMENT ACTIVITIES RELATED TO THE ING FUNDS OR MANAGED ACCOUNTS

     All Access Persons, in making any investment recommendations or in taking any investment action, shall exercise diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations made or actions taken.

     B.   CONFLICTS

     All Access Persons and Employees shall conduct themselves in a manner consistent with the highest ethical standards. They shall avoid any action, whether for personal profit or otherwise, that results in an actual or potential conflict of interest, with an ING Fund or Managed Account, or which may otherwise be detrimental to the interest of an ING Fund or Managed Account. No Access Person or Employee shall undertake to manage money for compensation in competition with the ING Funds or Managed Accounts.

     Every Employee or Access Person who owns beneficially, directly or indirectly, 1/2 of 1% or more of the stock of any corporation is required to report such holdings to the President of the ING Funds and the Compliance Director.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


     C.   OBLIGATION TO COMPLY WITH LAWS AND REGULATIONS

     Every Access Person shall acquire and maintain reasonable and appropriate knowledge of, and shall comply strictly with, all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing such Access Person's activities. In addition, every Access Person shall comply strictly with all procedures established by the Funds or Fund Affiliates to ensure compliance with such laws and regulations. Access Persons shall not knowingly participate in, assist or condone any acts in violation of any law or regulation governing Securities transactions, nor any act that would violate any provision of this Code.

     D.   SELECTION OF BROKER-DEALERS

     Any Employee or Access Person having discretion as to the selection of broker-dealers to execute transactions in securities for the ING Funds or Managed Accounts shall select broker-dealers solely on the basis of the services provided directly or indirectly by such broker-dealers as provided in the relevant ING Fund's registration statement, Managed Account contract or Adviser ADV. An Employee shall not directly or indirectly, receive a fee or commission from any source in connection with the sale or purchase of any Security for an ING Fund or Managed Account.

     In addition, Employees shall take all actions reasonably calculated to ensure that they engage broker-dealers to transact business with each ING Fund or Managed Account whose partners, officers and Employees, and their respective affiliates, will conduct themselves in a manner consistent with the provisions of this Article V.

     E.   SUPERVISORY RESPONSIBILITY

     Every Access Person or Employee having supervisory responsibility shall exercise reasonable supervision over those persons subject to his or her Control in order to prevent any violation by such persons of applicable laws and regulations, procedures established by the ING Funds or Fund Affiliates, as the case may be, or the provisions of this Code.

     F.   ACCOUNTABILITY

     Reports of Possible Violations - Any Access Person or Employee (including all Supervised Persons) encountering evidence of any action in violation of the provisions of this Code shall report such evidence to the ING Investments Compliance Director. Employees may convey concerns about ING business matters that they believe implicate matters of ethics or questionable practices to the Compliance Director. The Compliance Director may assign a Designated Person to investigate matters brought to his or her attention. The Compliance Director will report such matters to the ING Funds' and ING Investments' and ILIAC's Chief Compliance Officers quarterly. ING Funds Chief Compliance Officer, using his or her discretion, may report such matters to the ING Funds' Disinterested Directors. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that he or she is unable to comply with certain provisions of this Code, such Access Person shall so advise the Designated Person of any ING Fund or the Advisers, for which such person is an Access Person in writing and shall set forth with reasonable specificity the nature of his or her fiduciary obligations and the

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     reasons why such Access Person believes that he or she cannot comply with the provisions of the Code.

VI.  EXEMPTED TRANSACTIONS

The provisions of Article VII of this Code shall not apply as follows:

     A. To purchases or sales effected in any account over which a Covered Person has no direct or indirect influence or Control;

     B. To purchases or sales which are non-volitional on the part of either the Covered Person or an ING Fund or Managed Account;

     C. To purchases which are part of an Automatic Investment Plan including a dividend reinvestment plan or Employee stock purchase plan. Please note: Transactions that override the pre-set schedule or allocations of an Automatic Investment Plan are not exempted.

     D. To purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     E. The provisions of Article VII of this Code (other than Article VII.A) shall not apply to a Disinterested Director.

     F.   The provisions of Article VII (other than Article VII. A). and
          Article VIII. B. shall not apply to Access Persons who are Shared Employees and Access Persons who are subject to another sub-adviser Code approved by the Board of the relevant ING Funds.

The exemptions provided in this Article VI do not apply to Article IX G. (Reporting of Transactions in ING Fund Shares).

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

VII. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     A.   GENERAL

     No Access Person shall purchase or sell, directly or indirectly or for any account over which an Access Person has discretion, any, in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which he or she knows or should have known at the time of such purchase or sale (i) is Being Considered for Purchase or Sale by an ING Fund or Managed Account; or (ii) is being purchased or sold by an ING Fund or Managed Account.

     The following provisions of this Article apply to all Covered Persons other than Disinterested Directors.

     B.   RESTRICTIONS ON PURCHASE OF LIMITED OFFERINGS

     Ni Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in a "limited offering" (sometimes referred to as a "private placement"). For this purpose, a "limited offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder.

     C.   PRE-CLEARANCE

     Every Covered Person must pre-clear all Personal Securities Transactions with the Compliance Department. In order to receive pre-clearance for Personal Securities Transactions, the Covered Person must complete and submit a Personal Trading Approval form. A member of the Compliance Department is available each business day to respond to pre-clearance requests. Covered Persons are directed to identify:

          1. the subject of the transaction and the number of shares and principal amount of each Security involved,

          2. the date on which the Covered Person desires to engage in the subject transaction;

          3. the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          4.   the approximate price at which the transaction will be effected;
               and

          5. the name of the broker, dealer, or bank with or through whom the transaction will be effected.

     When granted, pre-clearance authorizations will be identified by authorization number and will be effective until the end of that calendar day. Pre-clearance may be obtained by providing a completed Personal Trading Approval form to a Designated Person for authorization. The current list of Designated Persons of the Advisers who are authorized to provide pre-clearance trade approval is attached as Exhibit B. Questions regarding pre-clearance procedures should be directed to the Compliance Department.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     COMPLIANCE OF TRANSACTIONS WITH THIS CODE BY COVERED PERSONS MAY DEPEND ON THE SUBSEQUENT INVESTMENT ACTIVITIES OF THE FUNDS OR MANAGED ACCOUNTS. THEREFORE, PRE-CLEARANCE APPROVAL OF A TRANSACTION BY THE DESIGNATED PERSON DOES NOT NECESSARILY MEAN THE TRANSACTION COMPLIES WITH THE CODE.

     D.   RESTRICTIONS ON PURCHASE OF INITIAL PUBLIC OFFERINGS

          1. No Investment Personnel or Access Person of an Adviser (or Employee who is a Registered Representative) may directly or indirectly acquire Beneficial Ownership in any securities in an initial public offering without first obtaining prior written approval from the Compliance Director. For the purpose of this provision, "initial public offering" means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

          2. The Compliance Director shall not grant approval for any Investment Personnel or Access Person of an Adviser (or Employee who is a Registered Representative) to acquire Beneficial Ownership in any securities in an initial public offering, except as permitted by NASD Rule 2790. Among other transactions, Rule 2790 permits the purchase of securities in an initial public offering that qualifies as an "issuer-directed" offering either
               (i) to a specific list of purchasers, or (ii) as part of a spin-off or conversion offering, all in accordance with the provisions of Rule 2790.

     E.   BLACKOUT PERIODS

          1. No Access Person or Employee may execute any Personal Securities Transaction on a day during which any ING Fund or Managed Account has a pending "buy" or "sell" order in that same Security until such order is executed or withdrawn. Provided that this restriction will not apply if:

               (i) the Access Person or Employee is physically located at a site where (a) no Investment Personnel for the ING Fund or Managed Account in question are present and (b) information about the trading activities of the ING Fund or Managed Account is not available; and

               (ii) the Access Person or Employee does not have actual knowledge of securities being bought, sold, or considered for purchase or sale by the Fund or Managed Account.

          2. Any purchase or sale of any Personal Security Holding by a Portfolio Manager which occurs within seven (7) calendar days (exclusive of the day of the relevant trade) from the day a Fund or Managed Account he or she manages trades in such Security will be subject to Automatic Disgorgement. This seven-day blackout period also applies to any portfolio support staff member who recommends or participates in the recommendation of the purchase or sale of the particular Security to a Fund's or Managed Account's Portfolio Manager.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


     F.   BAN ON SHORT-TERM TRADING PROFITS

          Investment Personnel may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Personal Securities Holding within sixty (60) calendar days, unless such Investment Personnel have requested and obtained an exemption from this provision from the Compliance Department with respect to a particular transaction.

          Violations of this policy will be subject to Automatic Disgorgement.

          This prohibition shall not apply to any transaction in index futures, index options, including WEB's(TM), SPDR's(TM) or similar baskets of portfolio securities. Nor shall it apply to the exercise of vested options in ING stock.

     G.   GIFTS

          Employees may not, directly or indirectly, receive any fee, commission, gift or other thing, or services, having a value of more than $100.00 each year from any person or entity that does business with or on behalf of the ING Funds or a Managed Accounts.

     H.   SERVICES AS A DIRECTOR

          Investment Personnel may not serve on the boards of directors of publicly traded companies, unless

          1. the individual serving as a director has received prior authorization from the appropriate Designated Person based upon a determination that the board service would be consistent with the interests of the Managed Accounts, the Funds and their shareholders and

          2. policies and procedures have been developed and maintained by the Boards that are designed to isolate the individual from those making investment decisions (an "Ethical Wall").

     I.   NAKED OPTIONS

          Investment Personnel are prohibited from engaging in naked options transactions. Transactions under any incentive plan sponsored by the Fund Affiliates or their affiliates are exempt from this restriction.

     J.   SHORT SALES

          Short sales of Securities by Investment Personnel are prohibited.

     K.   PERMITTED EXCEPTION

          Purchases and sales of the following Securities are exempt from the restrictions set forth in paragraphs A and F above if such purchases and sales comply with the pre-clearance requirements of paragraph C. above and are:

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


          1. Equity Securities of a company with a market capitalization in excess of $10 billion, when transactions are for 3000 shares or less, or

          2.   $10,000 or less per calendar month, whichever is lesser.

VIII. COMPLIANCE PROCEDURES

Any person filing a required holdings or transaction report under this Article VIII may include a statement that the report will not be construed as an admission that such person has any direct or indirect beneficial ownership of any securities covered by the report. Each report shall be submitted to the Compliance Director. The Compliance Director, or his or her designee, shall review each report received and report to the Chief Compliance Officers and the Board as required in Section X. "Sanctions."

     A.   DISCLOSURE OF PERSONAL HOLDINGS

          All Access Persons (other than Disinterested Directors) must disclose all Securities holdings in which they have a Beneficial Ownership interest upon commencement of employment and thereafter on an annual basis. Initial reports shall be made within 10 days of hire or within 10 days of becoming an Access Person. Annual disclosure shall be made by February 14 of each year. Pursuant to Rule 17j-1(d)(1)(iv) under the 1940 Act, an Access Person of the Adviser need not make a separate initial or annual report to the extent that the information in the report duplicates information the Access Person is required to record under Rule 204-2(a)(13) of the Advisers Act. An Access Person of the Adviser may satisfy this reporting requirement by providing the report to the compliance department of the Adviser. The initial and annual reports are required to include the following information current as of a date no more than 45 days prior to the date of hire (initial report) or submitting the report (annual report): The initial and annual reports are required to include the TITLE AND TYPE OF SECURITY, NUMBER OF SHARES (FOR EQUITY SECURITIES) AND PRINCIPAL AMOUNT (FOR DEBT SECURITIES) OF EACH SECURITY, THE EXCHANGE TICKER SYMBOL OR CUSIP NUMBER, THE DATE OF REPORT SUBMISSION, the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities (not limited to Securities as defined by this Code) were held for the direct or indirect benefit of the Access Person.

     B.   DUPLICATE TRADE CONFIRMATION STATEMENTS AND ACCOUNT STATEMENTS

          All Access Persons (other than Disinterested Directors) must cause duplicate trading confirmations for all Personal Securities Transactions and copies of periodic statements for all Securities accounts to be sent to the ING Investments Compliance Department. A form letter that may be used to direct brokerage firms maintaining such accounts to send duplicate trade confirmations to the ING Investments Compliance Department is attached as Exhibits C-1 and C-2.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     C.   QUARTERLY REPORTING

          All Access Persons (except as provided below) must prepare (and report as required below) a quarterly report identifying any new accounts that were opened or any existing accounts that have been closed. This report shall contain the following information:

               1. The name of the broker, dealer or bank with or through whom the new account was opened and the date on which the account was opened.

               2. The name of the broker, dealer or bank with or through whom the account was closed, the account number of the closed account and the date on which the account was closed.

          In addition, Quarterly Transaction Reports are required as described below:

          1)   DISINTERESTED DIRECTORS

               Disinterested Directors do not have to provide a quarterly report identifying any new accounts that were opened or any existing accounts that have been closed. However, Disinterested Directors must submit a quarterly report containing the information set forth in subsection (3) below only with respect to those transactions for which such person knew or, in the ordinary course of fulfilling his or her official duties as an Disinterested Director, should have known that during the 15-day period immediately before or after the Disinterested Director's transaction in Securities that are otherwise subject to Access Person reporting requirements, an ING Fund or a Managed Account had purchased or sold such Securities or was actively considering the purchase or sale of such Securities. Disinterested Directors are not required to submit a report containing the information set forth in subsection (3) below with respect to purchases or sales that are non-volitional on the part of such persons, such as transactions in an account over which such person has delegated discretionary trading authority to another person.

          2)   ALL DIRECTORS (BOTH DISINTERESTED AND INTERESTED)

               Solely to facilitate compliance with timely Form 4 and 5 filing requirements, all Directors or Trustees must submit a report of any transaction involving an ING Fund that is a closed-end investment company (such as the ING Prime Rate Trust, ING Global Equity Dividend and Premium Opportunity Fund, or the ING Senior Income Fund) on the trade date of such transaction.

          3)   ACCESS PERSONS

               Except as provided herein, all Access Persons must prepare a quarterly report of all personal securities transactions in Securities no later than 30 days following the end of each quarter in which such Personal Securities Transactions were effected. Pursuant to Rule 17j-1(d)(1)(iv) under the 1940 Act an Access Person

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


               of an Adviser need not make a separate quarterly report to the extent that the information in the report duplicates information the Access Person is required to record pursuant to Rule 204-2(a)(13) under the Advisers Act. An Access Person of an Adviser may satisfy this reporting requirement by providing the report to the compliance department of the relevant Adviser(s). The Quarterly Transaction Reports must state:

               i. the title, exchange ticker symbol or CUSIP number , the number of shares (for equity Securities) and principal amount (for debt Securities) as well as the interest rate and maturity date, if applicable of each Security involved;

               ii. the trade date and nature of the transactions (i.e., purchase, sale, private placement, or other acquisition or disposition);

               iii. the price of the Security at which each transaction was effected; and

               iv. the name of the broker, dealer or bank with or through which each transaction was effected; and

               v.   the date the report is submitted.

          4)   EXCLUSIONS

               Quarterly Transaction reports are not required to include any Personal Securities Transaction effected in any account over which the Access Person has no direct or indirect influence or Control and has certified these facts to the ING Investments Compliance Director, in a manner satisfactory to the Compliance Director, and updates this certification annually and as long as all holdings and transactions in the account are reported in accordance with the provisions of Article VIII.A. (Disclosure of Personal Holdings) and Article VIII.B. (Duplicate Trade Confirmation Statements and Account Statements) In addition the report is not required to include shares of registered open-end investment companies (except for ING Fund Shares and shares of open-end funds managed by ING affiliated advisors, as provided in
               Article IX), securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements. In addition, Access Persons are not required to make a quarterly transaction report with respect to transactions effected through an Automatic Investment Plan. However, any transaction that overrides the pre-set schedule or allocations of the Automatic Investment Plan must be reported.

     D.   CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

          All Access Persons and Employees will be provided with a copy of this Code upon beginning his or her appointment or employment with an ING Fund or Fund Affiliate, as the case may be, and any amendments thereto and must certify annually that they have read and understand this Code, and that they recognize that they are subject to

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

          the terms and provisions hereof. Further, all Employees and Access Persons including all Directors must certify by January 30th of each year that they have complied with the requirements of this Code for the prior calendar year.

IX.  TRANSACTIONS IN ING FUND SHARES

     A.   APPLICABILITY OF ARTICLE IX

          The following restrictions and requirements apply to all purchases and sales of shares of any ING Fund, regardless of whether such ING Fund is available for purchase directly or through one or more variable insurance products, other than exchange traded closed-end funds ("ING Fund Shares") and all holdings of ING Fund Shares by Covered Persons or in which they have a beneficial ownership interest ("Covered Transactions" or "Covered Holdings"), except as provided below. Covered Transactions and Covered Holdings include transactions and holdings by any person whose transactions or holdings the Covered Person has a Beneficial Ownership interest (as defined in Article II of the Code) ("Related Persons").

          These restrictions and requirements (except for the reporting requirements of Paragraph F) do not apply to purchases of ING Fund shares through (1) an automatic dividend reinvestment plan, or (2) through any other Automatic Investment Plan, automatic payroll deduction plan WHERE THE ALLOCATION AND SCHEDULE IS PRE-SET.

          Covered Persons must provide the ING Investments Compliance Director with a list of his or her Related Persons (and the name and location of the relevant account or variable insurance contract or policy) who hold ING Fund Shares. The list shall be updated to reflect changes on a quarterly basis.

     B.   COMPLIANCE WITH PROSPECTUS

          All Covered Transactions in ING Fund Shares must be in accordance with the policies and procedures set forth in the Prospectus and Statement of Additional Information for the relevant Fund, including but not limited to the Fund's policies and procedures relating to short term trading and forward pricing of securities.

     C.   DISINTERESTED DIRECTORS/TRUSTEES/CONSULTANTS

          The requirements of subsections A, D, E, F and G of this Section IX shall not apply to Disinterested Directors/Trustees/Consultants, except that such persons may be asked periodically to sign the certification attached as Exhibit D to certify that they have complied with this Code.

     D.   ALL TRANSACTIONS REQUIRED TO BE THROUGH AN APPROVED PLAN OR CONTRACT

          1. Exchanges among ING Funds Shares acquired prior to June 1, 2004 and held in retirement, pension, deferred compensation and similar accounts that are required to be maintained by third party administrators ("Outside Plans"), are permitted, provided that the Covered Person informs the Compliance Director of

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

               these holdings of ING Fund Shares in the Outside Plan and cooperates with the ING Investments Compliance Director in requiring the administrator for the Outside Plan to provide the Compliance Director with duplicate account statements reflecting all transactions in ING Fund Shares effected in the Plan (an Outside Plan as to which such arrangements have been made is referred to as an "Approved Outside Plan.").

          2. Exchanges among the ING Funds' portfolios that are part of an insurance contract ("Insurance Contracts"), are permitted provided that the Covered Person informs the Compliance Director Officer of these holdings in the Insurance Contract and cooperates with the Compliance Director in requiring the insurance company or the distributing/underwriting broker-dealer for the Insurance Contract to provide the Compliance Director with duplicate account statements reflecting all transactions in ING Fund portfolios effected in the Insurance Contract (an Insurance Contract as to which such arrangements have been made is referred to as an "Approved Insurance Contract.").

     E.   30-DAY HOLDING PERIOD FOR ING FUND SHARES.

          1. ALL COVERED PERSONS (OR RELATED PERSONS) MUST HOLD ANY INVESTMENT IN ING FUND SHARES FOR A MINIMUM OF 30 CALENDAR DAYS. This provision does not apply to shares of money market funds or other funds designed to permit short term trading, but does apply to movement between these funds and all other funds. The 30-day holding period is measured from the time of the most recent purchase of shares of the relevant ING Fund Shares by the Covered Person or any of his or her Related Persons.

          2. The Compliance Director may grant exceptions to the 30-day holding period. Such exceptions will only include redemptions following death or permanent disability if made within one year of death or the initial determination of permanent disability, mandatory distributions from a tax-deferred retirement plan or IRA or for redemptions pursuant to an approved withdrawal plan.

          3. Exceptions to the 30-day holding period granted to Investment Personnel must be reported by the Compliance Director to the relevant ING Fund Board on a quarterly basis.

          4. Exceptions to the 30-day holding period will not relieve any sale of ING Fund Shares from the application of any redemption fee that would apply to any other investor redeeming ING Fund Shares in similar circumstances.

     F.   PRE-CLEARANCE OF TRANSACTIONS IN ING FUND SHARES.

          1. All purchases and sales of ING Fund Shares by Covered Persons (or Related Persons) must be pre-cleared by a Designated Person, in accordance with the procedures set forth in Article VII.C of the Code. When granted, pre-clearance authorizations will be effective only for that day.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


          2.   Pre-clearance requests must be accompanied by

               a. a list of all transactions in SHARES OF THE RELEVANT ING FUND EXECUTED OUTSIDE OF THE ING 401k PLAN OR DST BY OR ON BEHALF OF the Covered Person (or Related Person) during the previous 30 days indicating the date of each such transaction, indicating the date of each such transactions;

               b. a certification by the Covered Person that he or she is not in possession of nonpublic information that, if publicly known, would likely have a material effect on the net asset value per share of the relevant ING Fund at the time of the trade (material for this purpose means one cent or more per share). Any questions the Covered Person may have regarding materiality should be directed to in-house legal counsel.

          In determining whether to grant the pre-clearance request, the DESIGNATED PERSON SHALL review the proposed trade to determine whether the trade is conformity with the ING Fund's policies and procedures as disclosed in the prospectus and with the restrictions of the Code, including the restrictions imposed by this Article IX.

     G.   REPORTING OF TRANSACTIONS IN ING FUND SHARES

          1. Access Persons must report all their holdings of ING Fund Shares. Covered Persons must report all their Covered Transactions in ING Fund Shares in accordance with the procedures set forth in
               Article VIII of the Code, provided that Covered Persons are excused from the quarterly reporting requirements of Article VIII.C as to transactions in:

               a. any ING Fund Shares held by DST, the ING 401(k) Plan, an ING Insurance Company or an Approved Outside Plan or Approved Insurance Contract in the name of the Covered Person or persons identified in the list referred to in Article IX.A.3., and

               b. any ING Fund Shares held in any other account for which duplicate trading confirmations and copies of periodic statements reflecting holdings of any transactions of ING Fund Shares are received by the Compliance Department within 30 days following the end of each quarter.

     H. REPORTING OF HOLDINGS AND TRANSACTIONS IN SHARES OF FUNDS MANAGED BY AFFILIATED ADVISERS

          Access Persons must report all holdings and transactions in shares of funds managed by Affiliated Advisers, as listed at P:/Everyone/Compliance/Affiliated Advisers, in accordance with the procedures set forth in Article VIII of the Code. Funds that must be reported include closed-end funds, open-end funds and unit investment trusts (other than those that are invested exclusively in one or more open-end funds not managed by an Affiliate Adviser).

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     I.   QUESTIONS TO ING INVESTMENTS COMPLIANCE DIRECTOR

          Covered Persons should direct any questions or doubt about how the Code of Ethics applies to a particular transaction in ING Fund Shares to the ING Investments Compliance Director.

     J.   REVIEW BY ING INVESTMENTS COMPLIANCE DIRECTOR

          ING Investments Compliance Director or a member of his or her staff will review compliance with this Article IX and the Compliance Director will report violations, together with the sanction imposed, to the Advisers and the ING Funds Chief Compliance Officers quarterly. The Compliance Director will also report violations, together with the sanction imposed to the relevant Board at its next quarterly meeting.

     K.   MINIMUM SANCTIONS

          The minimum sanction for a violation of the provisions of this Article IX shall be Automatic Disgorgement.

X.   SANCTIONS

     A.   GENERALLY

          The Code is designed to assure compliance with applicable law and to maintain shareholder confidence in the ING Funds, the Advisers, IFA and IFD. In adopting this Code, it is the intention of the Boards, the Advisers, IFA and IFD to attempt to achieve 100% compliance with all requirements of the Code, but it is recognized that this may not be possible. Incidental failures to comply with the Code are not necessarily a violation of the law.

          The Designated Person shall investigate and report all apparent violations of the Code to the Compliance Director. If the Compliance Director, in consultation with the appropriate parties, determines that a Covered Person has violated any provision of this Code, he or she may impose such sanctions as he or she deems appropriate, including, without limitation, one or more of the following: warnings, periods of "probation" during which all personal investment activities (except for specifically approved liquidations of current positions), a letter of censure, suspension with or without pay, termination of employment, or Automatic Disgorgement of any profits realized on transactions in violation of this Code. Any profits realized on transactions in violation of Sections E and F of Article VII of this Code shall be subject to Automatic Disgorgement.

     B.   PROCEDURES

          The ING Investments Compliance Director shall quarterly report violations, the corrective actions taken, and any sanctions imposed to the Advisers' and the ING Funds' Chief Compliance Officer and the relevant entity's board of directors/trustees. If a transaction in Securities of a Designated Person is under consideration, a senior

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

          officer of the relevant ING Fund or Fund Affiliate, as the case may be, shall act in all respects in the manner prescribed herein for a Designated Person.

XI.  MISCELLANEOUS PROVISIONS

     A.   RECORDS

          The ING Funds, IFD, IFA with regard to the distribution of the IPI Fund and each Adviser shall maintain records at its principal place of business and/or at other locations as described in ING Investments and ILIAC's Forms ADV, Schedule D 1.K and shall make these records available to the SEC or any representative thereof to the extent set forth below, and may maintain such records under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and Rule 204-2 under the Advisers Act:

          i) a copy of this Code and any other code of ethics which is, or at any time within the past five (5) years has been, in effect; shall be preserved in an easily accessible place;

          ii) a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;

          iii) a copy of reports made by Covered Persons pursuant to this Code, including reports of or information provided in lieu of these reports, and reports of transactions in ING Fund Shares that were held during the relevant period, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the statement is provided, the first two years in an easily accessible place;

          iv) a copy of each report disclosing Personal Securities Holdings and holdings of ING Fund Shares of Access Persons, made pursuant to this Code, shall be preserved for a period of not less than five (5) years from the end of the fiscal year in which the report is made;

          v) a list of all persons who are, or within the past five (5) years have been, required to pre-clear Personal Securities Transactions or transactions in ING Fund Shares or make reports disclosing Personal Securities Holdings pursuant to this Code, or who are or were responsible for reviewing these reports, and each list of Related Persons provided to the ING Investments Compliance Director pursuant to Article IX.A.2 and must be maintained in an easily accessible place;

          vi) a record of all written acknowledgements of the receipt of the Code and any amendments for each person who is currently, or within the past five years was, a Supervised Person of the Advisers.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

          vii) a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities in an IPO or Limited Offering for at least 5 years after the end of the fiscal year in which the approval was granted.

          viii) a copy of each report required by paragraph (c)(2)(ii) of Rule 17j-1. Paragraph (c)(2)(ii) of Rule 17j-1 requires that a written report to be provided to the board of directors, no less than annually, that describes any issues arising under this Code or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations. Such a report must also certify that the Funds and the Advisers, as applicable, have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code. A copy of such a report must be maintained for a period not less than five (5) yeas after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     B.   CONFIDENTIALITY

          All pre-clearance requests pertaining to Personal Securities Transactions, reports disclosing Personal Securities Holdings, and any other information filed pursuant to this Code shall be treated as confidential, but are subject to review as provided in the Code, review by the Securities and Exchange Commission and other regulators and self-regulatory organizations, and such internal review as may be requested by the Board of the relevant Fund.

     C.   INTERPRETATION OF PROVISIONS

          Each Fund's or Adviser's board of directors/trustees may from time to time adopt such interpretations of this Code as such board deems appropriate.

     D.   EFFECT OF VIOLATION OF THIS CODE

          In adopting Rule 17j-1, the SEC specifically noted, in Investment Company Act Release No. IC-11421, that a violation of any provision of a particular code of ethics, such as this Code, would not be considered a PER SE unlawful act prohibited by the general anti-fraud provisions of the Rule. In adopting this Code, it is not intended that a violation of this Code necessarily is or should be considered to be a violation of Rule 17j-1 or Rule 204A-1.

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


XII. EXHIBITS




                                    EXHIBIT A

          PROCEDURES TO CONTROL THE FLOW AND USE OF MATERIAL NON-PUBLIC
              INFORMATION IN CONNECTION WITH SECURITIES ACTIVITIES


The reputation for integrity and high ethical standards in the conduct of its affairs of the ING Investments, LLC, ILIAC, IFA and ING Funds Distributor, LLC ("ING") is of paramount importance to all of us. To preserve this reputation, it is essential that all transactions in securities are effected in conformity with securities laws and in a manner, which avoids the appearance of impropriety. In particular, it is a long-standing policy of ING that if an Employee of ING or any of its subsidiaries or affiliated investment companies possesses material non-public information about the Adviser's securities recommendations, and client securities holding and transactions or a public company, the Employee may not trade in or recommend trading in any securities of those companies nor disclose such information to another person, whether within or outside the ING organization, except in fulfillment of a legitimate business objective of ING. Violations of this policy may result in severe civil and criminal penalties under the Federal securities laws, as well as disciplinary action by ING. Employees should refer to ING's Code of Conduct for a complete statement of these policies.

Material non-public information is information not known to the public that: (1) might reasonably be expected to affect the market value of securities and (2) influence investor decisions to buy, sell or hold securities. It is not possible to define with precision what constitutes "material" information. However, advance information concerning a public company may include:

     o    a merger, acquisition or joint venture;

     o    a stock split or stock dividend;

     o    earnings or dividends of an unusual nature;

     o    the acquisition or loss of a significant contract;

     o    a significant new product or discovery;

     o    a change in Control or a significant change in management;

     o    a call of securities for redemption;

                                Exhibits Page 1

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006

     o the public or private sale of a significant amount of additional securities;

     o    the purchase or sale of a significant asset;

     o    a significant labor dispute;

     o establishment of a program to make purchases of the issuer's own shares;

     o    a tender offer for another issuer's securities; and

     o an event requiring the filing of a current report under the Federal Securities Laws.


REPORTING MATERIAL NON-PUBLIC INFORMATION TO THE COMPLIANCE DIRECTOR

From time-to-time, a director, officer or Employee of ING, may come into possession of material non-public information (of the type described above) about a company. If such information is obtained in connection with the performance of such person's responsibilities as a director, officer or Employee of ING, then he or she must immediately report the information as follows:

     1. A director, officer or Employee, must report such information immediately to the Compliance Director, who is responsible for taking appropriate action, which may include restricting trading in the affected securities. Depending on the nature of such information, such director, officer or Employee may have an ongoing duty to inform the ING INVESTMENTS Compliance Director of material changes in the information or the status of the transaction to which it relates to allow the Compliance Director to take appropriate action, including restricting or terminating restrictions on trading in the affected securities.

     2. Such information need not be reported if, after reasonable inquiry, the director, officer or Employee is satisfied that the ING Investments Compliance Director has already received such information.



                                Exhibits Page 2

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006



                                    EXHIBIT B

       DESIGNATED PERSONS OF ING INVESTMENTS ABLE TO PROVIDE PRE-CLEARANCE



Lauren Bensinger - Primary AZ

Rhonda Ervin

Maryann White

Edwin Saratt

Bill Dacier

Amanda Walker

Alexis Wherry

                                Exhibits Page 3

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006




                                   EXHIBIT C-1

                         SAMPLE LETTER TO BROKERAGE FIRM

             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS



January 2, 1996



Merrill Lynch, Pierce, Fenner & Smith, Inc.
111 W. Ocean Blvd., 24th Floor
Long Beach, CA  90802


RE:  The Brokerage Account of ACCOUNT REGISTRATION

     Account No. YOUR ACCOUNT NUMBER
     AE NAME OF YOUR REGISTERED REPRESENTATIVE


Dear Ladies/Gentlemen:

In accordance with the policies of ING Investments, LLC and/or ING Life Insurance and Annuity Company, LLC, financial services firms with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

               ING Funds Services, LLC
               ATTN:  LAUREN D. BENSINGER
               VP & COMPLIANCE DIRECTOR
               7337 E. Doubletree Ranch Road
               Scottsdale, AZ 85258


Sincerely,




Your Name



                                Exhibits Page 4

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006


                                   EXHIBIT C-2

                         SAMPLE LETTER TO BROKERAGE FIRM

             TO ESTABLISH DUPLICATE CONFIRMS AND PERIODIC STATEMENTS

Today's Date



BROKERAGE
ADDRESS
CITY, STATE ZIP


RE:       The Brokerage Account of
          ACCOUNT REGISTRATION

          Account No.  YOUR ACCOUNT NUMBER
          AE NAME OF YOUR REGISTERED REPRESENTATIVE


Dear Ladies/Gentlemen:

In accordance with the policies of ING Funds Distributor, LLC ("IFD"), an NASD member firm with which I have become associated, effective immediately, please forward duplicate trade confirmations and periodic statements on the above-captioned accounts as follows:

                           ING Funds Distributor, LLC
               ATTN: LAUREN D. BENSINGER, CHIEF COMPLIANCE OFFICER
                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258


IFD's Chief Compliance Officer has also signed below indicating her approval of my opening a cash or margin account with your firm. (407 Letter)

Sincerely,

(REGISTERED REPRESENTATIVE'S SIGNATURE)
-----------------------------------------
Registered Representative's Name

(LAUREN'S SIGNATURE)
-----------------------------------------
Lauren D. Bensinger
V.P & Chief Compliance Officer


                                Exhibits Page 5

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006



                                    EXHIBIT D

            ANNUAL CERTIFICATION BY ALL COVERED PERSONS AND DIRECTORS

                                    ING FUNDS

I am fully familiar with the Code of Ethics effective January 3, 2006 adopted by each of the ING and IPI mutual funds, ING Investments, LLC, ING Life Insurance and Annuity Company, ING Financial Advisers (with regard to the distribution of the IPI Fund) and ING Funds Distributor, LLC and will comply with such Code at all times during the forthcoming calendar year, and

I have complied with the Code at all times during the previous calendar year, except as otherwise documented in my file or indicated below.

I have, during the previous calendar year, disclosed and confirmed all holdings and transactions required to be disclosed or confirmed pursuant to such code.


Name (print): _____________________________  Department: __________________



Signature: ________________________________  Date: ________________________



Exceptions:



------------------------------------------
Please Forward or Fax to:

ING INVESTMENTS COMPLIANCE
DEPARTMENT, SCOTTSDALE

Fax: 480-477-2087

Phone: 480-477-2141 (Rhonda Ervin)
------------------------------------------


                                Exhibits Page 6

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006



                                    EXHIBIT E

            CERTIFICATION REGARDING EXEMPTION FROM CERTAIN REPORTING
                       REQUIREMENTS OF THE CODE OF ETHICS



Name: __________________________________________



Position/Department: ___________________________



Article VI.A. of the Code of Ethics exempts transactions in "any account over which an Access Person has no direct or indirect influence or Control" from the provisions regarding Restrictions on Personal Investing Activities in Article VII of the Code. Article VIII.C.2. provides an exemption from quarterly transaction reporting requirements for such accounts.

To take advantage of the exemptions provided above, I hereby certify as follows:

B. I have no direct or indirect influence or Control over any transaction effected in the following account(s):




Broker, Dealer or Bank who holds discretion.             Account Number
------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------


2. I have attached accurate, full, and complete copies of all documents establishing the account(s) listed above, including any instructions or investment guidelines.


                                Exhibits Page 7

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006



3. I will not communicate directly or indirectly with anyone who exercises discretion to effect transactions in the account(s), other than (a) the receipt of quarterly and annual account statements, (b) amendments to the account documentation, including to the investment guidelines (which amendments will promptly be provided to the ING Investments Compliance Director), or (c) communications relating to ministerial non-investment-related matters.

4. I understand that in order to take advantage of these exemptions, I am still required to comply with the provisions of Article VIII.A. (Disclosure of Personal Holdings) and Article VIII.B (Duplicate Trade Confirmation Statements and Account Statements) with respect to all holdings and transactions in these accounts.

5. I will provide such additional documents or information, as the ING Investments Compliance Director shall request.





Signature: _________________________________      Date: ___________________



                                Exhibits Page 8

Effective June 1, 2004 as amended on October 1, 2004, February 1, 2005 and January 3, 2006



                                    EXHIBIT F

               INITIAL CERTIFICATION OF CODE OF ETHICS COMPLIANCE



I am fully familiar with the effective Code of Ethics, dated January 3, 2006. as adopted by each of the ING and IPI mutual funds, ING Investments, LLC ("IIL"), ING Life Insurance and Annuity Company, ING Financial Advisers (with regard to the distribution of the IPI Fund) and ING Funds Distributor, LLC and will comply with the Code at all times during the forthcoming calendar year.

If I have any questions about any of the Code's policies or procedures, I will contact the ING Investments Compliance Department for guidance before I engage in any activities or take any action.



Name (print): _________________________________  Department: __________________



Signature: ____________________________________  Date: ________________________








------------------------------------------
Please Forward or Fax to:

ING INVESTMENTS COMPLIANCE
DEPARTMENT, SCOTTSDALE

Fax: 480-477-2087

Phone: 480-477-2141 (Rhonda Ervin)
------------------------------------------



                                Exhibits Page 9